EXHIBIT 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF NEW YORK

In re	Chapter 11

MOTORS LIQUIDATION COMPANY, et al.,	Case No. 09-50026 (REG)
f/k/a General Motors Corp., et al.

Debtors.	(Jointly Administered)

CONSENT DECREE AND SETTLEMENT AGREEMENT BETWEEN
THE DEBTORS AND THE UNITED STATES OF AMERICA

I.  BACKGROUND

WHEREAS, Motors Liquidation Company (f/k/a General Motors Corp.) (“MLC”), a Delaware corporation, and certain of its affiliates commenced these chapter 11 cases by filing with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) on June 1, 2009, and on October 9, 2009, Remediation and Liability Management Company (“REALM”) and Environmental Corporate Remediation Company, Inc. (“ENCORE”) commenced these chapter 11 cases by filing with the Bankruptcy Court voluntary petitions for relief under the Bankruptcy Code, which cases have been consolidated for procedural purposes and are being administered jointly as Case No. 09-50026 (REG) (the “Bankruptcy Cases”);
WHEREAS, on June 1, 2009, General Motors Corp. also filed a motion to approve the sale of substantially all of its assets pursuant to 11 U.S.C. § 363;

WHEREAS, as part of the sale of assets, General Motors Corp. excluded from the sale certain real property and personalty it owned;
WHEREAS, on July 5, 2009, the Bankruptcy Court approved the sale of assets to NGMCO, Inc. (a/k/a Newco), later known as General Motors Company and now known as General Motors, LLC (“New GM”);
WHEREAS, following the sale of assets, General Motors Corp. was renamed Motors Liquidation Company (“MLC”), and has continued to own and manage the real property assets excluded from the sale to Newco;
WHEREAS, the United States of America (the “United States” or the “Government”), on behalf of the United States Environmental Protection Agency (“EPA”), contend that MLC is liable under the Comprehensive Environmental Response, Compensation, and Liability Act (as now in effect or hereafter amended, “CERCLA”), 42 U.S.C. §§ 9601, et seq., to comply with injunctive orders and for costs incurred and to be incurred by the Government in response to releases and threats of releases of hazardous substances at or in connection with the Harvey & Knott Drum Superfund Site in New Castle County, Delaware (the “Priority Order Site”);
WHEREAS, the United States, on behalf of EPA, has filed a proof of claim in the Bankruptcy Cases (Claim No. 64064) (the “EPA Proof of Claim”) against MLC, which includes claims and protective claims regarding, inter alia, the Priority Order Site;
WHEREAS, the United States, acting on behalf of EPA, contends that General Motors Corp. (“GM”) was required to conduct a remedial action pursuant to a Consent Decree issued on October 19, 1987, by the United States District Court for the District of Delaware;
WHEREAS, the United States, acting on behalf of EPA, contends that the Consent Decree required GM to undertake the remedial actions set forth in an EPA Record of Decision for the Priority Order Site on September 30, 1985, to address the immediate health threats posed by polychlorinated biphenyls (“PCBs”), benzene, ethylbenzene, methylene chloride, toluene, xylenes, bis(2-ethylhexyl) phthalate, cadmium, chromium and lead in the soil and groundwater at the Priority Order Site;
WHEREAS, the United States, on behalf of EPA, contends that MLC is the successor to GM and therefore is liable to the Governments pursuant to CERCLA Section 107(a), 42 U.S.C. § 9607(a);
WHEREAS, the United States, on behalf of EPA, contends that MLC is liable for injunctive obligations and claims set forth in the EPA Proof of Claim;
WHEREAS, the United States alleges in the EPA Proof of Claim that MLC’s injunctive obligations to comply with work requirements under court orders, environmental statutes, regulations, administrative orders, licenses, and permits were regulatory obligations that MLC was required to fulfill, including, but not limited to, the work requirements set forth in the Consent Decree;
WHEREAS, the United States also alleges in the EPA Proof of Claim that MLC is obligated to reimburse the United States for past and future response actions and response costs incurred and to be incurred under CERCLA with respect to the Priority Order Site, plus interest;
WHEREAS, EPA estimates that it will incur significant future response costs at the Priority Order Site and estimates that future oversight at the Priority Order Site will cost at least $377,063;
WHEREAS, MLC does not accept as true all of the allegations in the EPA and State Proofs of Claim referenced above, but has concluded that further litigation or estimation proceedings are not in the best interests of the Debtors and their estates, and is an appropriate means of resolving these matters;

WHEREAS, the treatment of liabilities provided for herein represents a compromise of the contested positions of the parties and is entered into solely for purposes of this settlement, and the parties reserve their legal arguments as to any issues involved in other matters, including with respect to sites and properties other than the Priority Order Site included in the EPA Proof of Claim;
WHEREAS, on August 31, 2010, the Debtors filed a proposed joint chapter 11 Plan (as may be amended, the “Plan”) that incorporates this Harvey & Knott Settlement Agreement as a Priority Site Consent Decree and Settlement Agreement to be filed with the Bankruptcy Court;
WHEREAS, in the event that this Harvey & Knott Settlement Agreement is not approved by the Bankruptcy Court, the Parties reserve the right to propose that the cash payment provided for in Paragraph 4 be paid to the Cushion Funding Account as defined by the Environment Response Trust Consent Decree and Settlement Agreement among Debtors, the Administrative Trustee, the United States, and Certain States, dated lodged October 20, 2010.
WHEREAS, in consideration of, and in exchange for, the promises and covenants herein, the United States and MLC agree to the terms and provisions of this Harvey & Knott Settlement Agreement;

WHEREAS, settlement of the matters governed by this Harvey & Knott Settlement Agreement is fair, equitable, and in the public interest and is an appropriate means of resolving these matters;
NOW, THEREFORE, without the admission of liability or the adjudication of any issue of fact or law, and upon the consent and agreement of the parties to this Harvey & Knott Settlement Agreement by their attorneys and authorized officials, it is hereby agreed as follows:
II.  DEFINITIONS
1.       Unless otherwise expressly provided herein, terms used in this Settlement Agreement that are defined in CERCLA or its regulations or in the Bankruptcy Code shall have the meaning assigned to them in CERCLA, its regulations, or the Bankruptcy Code.  Whenever terms listed below are used in this Settlement Agreement, the following definitions shall apply:
a.      “Allowed General Unsecured Claim” shall have the meaning set forth in the Plan of Liquidation.
b.      “Claims” has the meaning provided in Section 101(5) of the Bankruptcy Code.
c.      “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.
d.       “Debtors” means MLC, REALM, and ENCORE.
e.      “Effective Date” means the day on which the Plan becomes effective in accordance with its terms and the Bankruptcy Court’s order confirming the Plan.
f.      “Harvey & Knott Settlement Agreement” means this Consent Decree and Settlement Agreement Between the Debtors and the United States of America.
g.       “Plan” means the joint chapter 11 Plan filed by the Debtors on August 31, 2010, as may be amended, supplemented, or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms thereof and incorporating this Harvey & Knott Settlement Agreement;
h.      “Priority Order Site” means the Harvey & Knott Drum Superfund Site in New Castle County, Delaware.
i.      “RCRA” means the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901, et seq., as now in effect or hereafter amended.
j.      “Superfund” means the Hazardous Substances Superfund established pursuant to the Internal Revenue Code, 26 U.S.C. § 9507.
k.      “United States” means the United States of America and all of its agencies, departments, and instrumentalities, including EPA.
III.  JURISDICTION
2.       The Bankruptcy Court has jurisdiction over the subject matter hereof pursuant to 28 U.S.C. §§ 157, 1331, and 1334, and 42 U.S.C. §§ 9607 and 9613(b), as well as Article VIII of the Plan and the Confirmation Order.
IV.  PARTIES BOUND; SUCCESSION AND ASSIGNMENT
3.       This Harvey & Knott Settlement Agreement applies to, is binding upon, and shall inure to the benefit of the parties hereto, their legal successors and assigns, and any trustee, examiner, or receiver appointed in the Bankruptcy Cases.

V.  PRIORITY ORDER SITE – CASH PAYMENT
4.       In settlement and satisfaction of the injunctive and other work obligations at issue in the Consent Decree and alleged in the Proof of Claim with respect to the Priority Order Site, EPA shall receive a cash payment in the amount of $2,484,816 from MLC on the Effective Date.
VI.  PRIORITY ORDER SITE—ALLOWED GENERAL UNSECURED CLAIMS
5.       In settlement and satisfaction of the claim for past and future response and oversight costs alleged in its Proof of Claim with respect to the Priority Order Site, the United States on behalf of EPA shall have an Allowed General Unsecured Claim in the amount of $377,063, classified in Class 3 under the Plan of Liquidation.
VII.   TREATMENT OF ALLOWED GENERAL UNSECURED CLAIM
6.       The Allowed General Unsecured Claim under Paragraph 5 of this Harvey & Knott Settlement Agreement (i) shall be treated as provided under Section 4.3 of the Plan of Liquidation, and (ii) shall not be subordinated to any other Allowed General Unsecured Claim pursuant to any provision of the Bankruptcy Code or other applicable law, including without limitation sections 105, 510, and 726(a)(4) of the Bankruptcy Code.
7.       Notwithstanding any other provision of this Harvey & Knott Settlement Agreement, and except as provided under applicable law or otherwise ordered by the Bankruptcy Court, there shall be no restrictions on the ability and right of EPA to transfer or sell all or a portion of any securities distributed to it pursuant to the Plan of Liquidation, to sell its right to all or a portion of any distributions under the Plan to one or more third parties, or to transfer or sell to one or more third parties all or a portion of any Allowed General Unsecured Claim pursuant to this Harvey & Knott Settlement Agreement.

VIII.  DISTRIBUTION INSTRUCTIONS
8.       a.     Cash distributions to the United States made by MLC pursuant to Paragraphs 4 or 5 shall be made at https://www.pay.gov to the U.S. Department of Justice account, in accordance with instructions provided to MLC by the Financial Litigation Unit of the United States Attorney’s Office for the Southern District of New York and shall reference Bankruptcy Case Number 09-50026 and DOJ File Number 90-11-3-1-09754.  The payment instructions provided by the Financial Litigation Unit shall include a Consolidated Debt Collection System (“CDCS”) number, which shall be used to identify all cash distributions required to be made in accordance with this Harvey & Knott Settlement Agreement.  MLC shall transmit written confirmation of such payments to the United States at the addresses specified in Paragraph 22.  In the event that the United States sells or transfers its Allowed General Unsecured Claim, payment shall be made to a transferee only at such time as MLC and its counsel receive written instructions from the United States directing that payments be made to a transferee and instructions as to where such payments should be directed, and, prior to the closing of the Bankruptcy Cases, after an evidence of claim transfer has been filed with the Bankruptcy Court consistent with the terms of the Plan.
b.      Non-cash distributions to the United States made by MLC pursuant to Paragraph 5 shall be made to:

U.S. EPA — Superfund
P.O. Box 371003M
Pittsburgh, PA  15251

MLC shall transmit written confirmation of such distributions to the United States at the addresses specified in Paragraph 22 below.
9.           Special Account.  The total cash distributions to EPA made by MLC pursuant to Paragraphs 4 or 5 (and any net cash received by EPA upon sale of any non-cash distributions made by MLC pursuant to Paragraph 5) shall be deposited in a special account within the Superfund to be retained and used to conduct or finance response actions at or in connection with the Priority Order Site or if no further response action is required, transferred by EPA to the Superfund.
10.           Credits.  The total cash distributions made by MLC under this Harvey & Knott Settlement Agreement (and any net cash received by the United States upon sale of any non-cash distributions made by MLC pursuant to Paragraph 5) shall be credited by EPA to its account for the Priority Order Site, which credit shall reduce the liability of non-settling potentially responsible parties for the particular site by the amount of the credit.
11.       Treatment of Distributions.  None of the distributions made by MLC under this Harvey & Knott Settlement Agreement constitute, nor shall they be construed as, forfeitures, fines, or penalties (or payments in lieu thereof), and nothing herein is intended, or shall be construed, as an admission by MLC or MLC of any facts or any violation of law.  Notwithstanding the foregoing, MLC agrees to comply with all terms of this Harvey & Knott Settlement Agreement upon the Effective Date.
IX.  COVENANTS NOT TO SUE
12.       With respect to the Priority Order Site (including the releases of Hazardous Substances from any portion of the Priority Order Site and all areas affected by migration of such substances emanating from the Priority Order Site), and except as specifically provided in Section X (Reservation of Rights), upon the Effective Date, the United States, on behalf of EPA, covenants not to sue or assert any administrative or other civil claims or causes of action against Debtors, with respect to the Priority Order Site under CERCLA, RCRA, and State environmental statutes, as well as any other environmental liabilities asserted in the EPA Proof of Claim.
13.       With respect to the Priority Order Site, except as specifically provided in Section X (Reservation of Rights), the EPA Proof of Claim shall be deemed satisfied in full in accordance with the terms of this Harvey & Knott Settlement Agreement, the Government shall not be entitled to file any further claims under CERCLA, or RCRA, as well as any other environmental liabilities asserted in the EPA Proof of Claim, whether unsecured, secured, administrative priority or otherwise, and the Government shall not receive any other distributions in the Bankruptcy Cases on account of such claims.
14.       These covenants not to sue in Section IX (and the reservations thereto) shall also apply to Debtors’ successors, assigns, officers, directors, employees, and trustees, but only to the extent that the alleged liability of the successor or assign, officer, director, employee, or trustee of Debtors is based solely on its status as and in its capacity as a successor or assign, officer, director, employee, or trustee of Debtors.  For purposes of this Paragraph, New GM shall not be considered a successor or assign of Debtors.
15.       The covenants not to sue contained in this Harvey & Knott Settlement Agreement extend only to Debtors and the persons described in Paragraph 14 above and do not extend to any other person or entity.  Nothing in this Harvey & Knott Settlement Agreement is intended as a covenant not to sue any person or entity other than the Debtors, the United States, and the persons or entities described in Paragraph 14.  Except as provided in Paragraph 14, the United States and Debtors expressly reserve all claims, demands, and causes of action either judicial or administrative, past, present or future, in law or equity, which the United States or Debtors may have against all other persons or entities, firms, corporations, entities, or predecessors of Debtors for any matter arising at or relating in any manner to the Priority Order Site and/or claims or causes of action addressed herein.
16.       Debtors covenant not to sue and agree not to assert claims or causes of action against the United States with respect to the Priority Order Site, including but not limited to any direct or indirect claim for reimbursement from (i) the Superfund (established pursuant to the Internal Revenue Code, 26 U.S.C. § 9507) through CERCLA Sections 106(b)(2), 107, 111, 112, 113, 42 U.S.C. §§ 9606(b), 9607, 9611, 9612, 9613, or (ii) any other provision of federal or state law; any claims against the United States, including any of their departments, agencies or instrumentalities pursuant to Section 107 or 113 of CERCLA, 42 U.S.C. §§ 9607, 9613, or State environmental statutes; and any claims arising out of the response activities at the Priority Order Site.  Nothing in this Harvey & Knott Settlement Agreement shall be construed to constitute preauthorization of a claim within the meaning of Section 111 of CERCLA, 42 U.S.C. § 9611 or 40 C.F.R. § 300.700(d), or State environmental statutes.  Nothing herein shall preclude the United States from consenting to the application or making of a claim.
X.  RESERVATION OF RIGHTS
17.       The covenants not to sue set forth in Section IX do not apply to any matters other than those expressly specified therein.  The United States reserves, and this Harvey & Knott Settlement Agreement is without prejudice to, all rights against Debtors or other persons or entities with respect to all matters other than those set forth in Section IX.  The United States also specifically reserves all rights against Debtors with respect to:
(i)	any action to enforce their rights under this Harvey & Knott Settlement Agreement;

(ii)
any claim or cause of action for response costs and injunctive relief under CERCLA Sections 106 and 107, RCRA Sections 3008, 7002 and 7003or state environmental law for future acts taken by the Debtors after the Effective Date that create liability under CERCLA, RCRA, or state law;

(iii)	criminal liability;

(iv)	any general unsecured claim arising from damages or injury to, destruction of, or loss of natural resources, and for the costs of any natural resource damage assessments; and

(v)	all rights with respect to any site that is not the Priority Order Site.

Debtors’ future acts creating liability under CERCLA, RCRA or state law do not include continuing releases related to Debtors’ conduct prior to the Effective Date.  The United States also reserves, and this Harvey & Knott Settlement Agreement is without prejudice to, any liability of Debtors’ successors, assigns, officers, directors, employees, and trustees for response costs and injunctive relief under CERCLA Section 106 and 107, RCRA Sections 7002 and 7003, and state laws for any future acts taken by any such respective entity after the Effective Date that create liability under CERCLA, RCRA or state law.  Future acts creating liability under CERCLA, RCRA, or state law do not include continuing releases related to such party’s conduct prior to the Effective Date.
18.       Nothing in this Harvey & Knott Settlement Agreement shall be deemed to limit the authority of the Governments to take response action under Section 104 of CERCLA, 42 U.S.C. § 9604, or any other applicable federal or state law or regulation, or to alter the applicable legal principles governing judicial review of any action taken by the United States pursuant to such authority.  Nothing in this Harvey & Knott Settlement Agreement shall be deemed to limit the information-gathering authority of the United States under Sections 104 and 122 of CERCLA, 42 U.S.C. §§ 9604 and 9622, or any other applicable federal or state law or regulation, or to excuse Debtors from any disclosure or notification requirements imposed by CERCLA, RCRA, or any other applicable federal or state law or regulation.
19.       Except as provided in Paragraph 17, nothing in this Harvey & Knott Settlement Agreement shall be construed to create any rights in, or grant any cause of action to, any person or entity not a party to this agreement.  Except as provided in paragraph 17, nothing in this Harvey & Knott Settlement Agreement diminishes the rights of the United States, pursuant Section 113(f)(2) and (3) of CERCLA, 42 U.S.C. § 9613(f)(2)-(3), or State

environmental statutes, to pursue any persons or entities not a party hereto to obtain additional response costs or response actions and to enter into settlements that give rise to contribution protection pursuant to Section 113(f)(2), or State environmental statutes.  Except as provided in Paragraph 14, the United States expressly reserves all existing rights against all persons or entities not a party to this Harvey & Knott Settlement Agreement, including New GM.
XI.  CONTRIBUTION PROTECTION
20.       The parties hereto agree, and by approving this Harvey & Knott Settlement Agreement the Bankruptcy Court finds, that this settlement constitutes a judicially-approved settlement for purposes of Section 113(f)(2) of CERCLA, 42 U.S.C. § 9613(f)(2), and that Debtors are entitled, as of the Agreement Effective Date, to protection from contribution actions or claims as provided by Section 113(f)(2) of CERCLA, 42 U.S.C. § 9613(f)(2), or as may be otherwise provided by law, for “matters addressed” in this Harvey & Knott Settlement Agreement.  The “matters addressed” in this Harvey & Knott Settlement Agreement, as that phrase is used in Section 113(f)(2) of CERCLA, 42 U.S.C. § 9613(f)(2), include, without limitation, response costs incurred or to be incurred by EPA or potentially responsible parties or Claims with respect to the Priority Order Site.
21.       Debtors agree that with respect to any suit for contribution brought against them after the Agreement Effective Date for matters related to this Settlement Agreement, they will notify the United States within 15 business days of service of the complaint upon them.  In addition, in connection with such suit, Debtors shall notify the United States within 15 business days of service or receipt of any Motion for Summary Judgment and within 15 business days of receipt of any order from a court setting a case for trial (provided, however, that the failure to notify the United States pursuant to this Paragraph shall not in any way affect the protections afforded under Sections IX and X (Covenants Not to Sue and Reservation of Rights)).

XII.  NOTICES AND SUBMISSIONS
22.       Whenever, under the terms of this Harvey & Knott Settlement Agreement, written notice is required to be given, or a report or other document is required to be sent by one party to another, it shall be directed to the individuals at the addresses specified below via U.S. certified mail, return receipt requested, unless those individuals or their successors give notice of a change of address to the other parties in writing.  All notices and submissions shall be considered effective upon receipt, unless otherwise provided.  Except as otherwise provided in this Harvey & Knott Settlement Agreement, written notice as specified herein shall constitute complete satisfaction of any written notice requirement in the Settlement Agreement with respect to the United States and MLC, REALM, and ENCORE, respectively.

The United States:

ROBERT G. DREHER
Assistant Attorney General
Environment and Natural Resources Division
U.S. Department of Justice
P.O. Box 7611
Ben Franklin Station
Washington, DC  20044
Ref. DOJ File No. 90-11-3-1-09754

DAVID S. JONES
NATALIE N. KUEHLER
Assistant United States Attorney
Office of the United States Attorney
for the Southern District of New York
86 Chambers Street, Third Floor
New York, NY  10007

U.S. EPA:

[INSERT]
Attorney-Advisor
U.S. Environmental Protection Agency
Ariel Rios Building
1200 Pennsylvania Avenue, NW
Washington, DC  20460

GWEN E. POPISIL
U.S. Environmental Protection Agency
Region 3, Office of Regional Counsel
1650 Arch St.
Philadelphia, PA  19103-2029

MLC, REALM, and ENCORE:

TED STENGER
Executive Vice President
Motors Liquidation Company, as agent for
    each of the foregoing entities,
500 Renaissance Center, Suite 1400
Detroit, MI  48243

DAVID R. BERZ
Weil, Gotshal & Manges LLP
Attorneys for Debtors and Debtors in Possession
1300 Eye Street, NW, Suite 900
Washington, D.C.  20005

XIII.  PUBLIC COMMENT
23.           This Harvey & Knott Settlement Agreement will be subject to a public comment period following notice published in the Federal Register and notice under any applicable state law providing for public comment, which may take place concurrent with the judicial approval process under Paragraph 24 hereof.  The United States reserves the right to withdraw or withhold its consent if the public comments regarding the Harvey & Knott Settlement Agreement disclose facts or considerations that indicate that this Harvey & Knott Settlement Agreement is inappropriate, improper, or inadequate.  The United States will promptly provide Debtors copies of any public comments received during the public comment period.  At the conclusion of the public comment period, the United States will provide the Bankruptcy Court with copies of any public comments and its response thereto.  If the United States withdraws or withholds its consent to the Harvey & Knott Settlement Agreement prior to the Effective Date, this Harvey & Knott Settlement Agreement shall be void and have no further force and effect.  Any changes, revisions or amendments to the Harvey & Knott Settlement Agreement in response to public comment are subject to the approval of all Parties.
XIV.  JUDICIAL APPROVAL
24.           The settlement reflected in this Harvey & Knott Settlement Agreement shall be subject to approval by the Bankruptcy Court pursuant to Bankruptcy Rule 9019.  Debtors shall move promptly for court approval of this Harvey & Knott Settlement Agreement and shall exercise commercially reasonable efforts to obtain such approval.
XV.  PLAN
25.           The Debtors shall incorporate this Harvey & Knott Settlement Agreement into the Plan by reference and approval of this Harvey & Knott Settlement Agreement shall be a condition precedent to confirmation of the Plan.  The Debtors shall not file a Plan or amend the Plan in a manner inconsistent with the terms and provisions of this Harvey & Knott Settlement Agreement, take any other action in the Bankruptcy Cases that is inconsistent with the terms and provisions of this Harvey & Knott Settlement Agreement, or propose terms for any order confirming the Plan that are inconsistent with this Harvey & Knott Settlement Agreement.  The United States shall not oppose any term or provision of the Plan or an order confirming the Plan that is addressed by and is consistent with this Harvey & Knott Settlement Agreement.  The Parties reserve all other rights or defenses that they may have with respect to the Plan.  In the event of any inconsistency between the Plan, any order confirming the Plan, and this Harvey & Knott Settlement Agreement, the terms of this Harvey & Knott Settlement Agreement shall control.
XVI.  RETENTION OF JURISDICTION
26.           The Bankruptcy Court shall retain jurisdiction over both the subject matter of this Harvey & Knott Settlement Agreement and the parties hereto, for the duration of the performance of the terms and provisions of this Harvey & Knott Settlement Agreement for the purpose of enabling any of the parties to apply to the Bankruptcy Court at any time for such further order, direction and relief as may be necessary or appropriate for the construction or interpretation of this Harvey & Knott Settlement Agreement, or to effectuate or enforce compliance with its terms.
XVII.  EFFECTIVENESS OF SETTLEMENT AGREEMENT
27.           This Harvey & Knott Settlement Agreement shall be effective after the close of the public comment period in accordance with Paragraph 24, approval by the Bankruptcy Court pursuant to Paragraph 25, and upon the Effective Date of the Debtor’s Plan incorporating this Harvey & Knott Settlement Agreement.
XVIII.  SIGNATORIES/SERVICES
28.           The signatories for the parties each certify that he or she is authorized to enter into the terms and conditions of this Harvey & Knott Settlement Agreement and to execute and bind legally such party to this document.

[REMAINDER OF THE PAGE LEFT BLANK]

THE UNDERSIGNED PARTIES ENTER INTO THIS SETTLEMENT AGREEMENT:

FOR THE UNITED STATES:	PREET BHARARA
United States Attorney for the
Southern District of New York

/s/ ROBERT G. DREHER		/s/ Natalie N. Kuehler
ROBERT G. DREHER		David S. Jones
Acting Assistant Attorney General		Natalie N. Kuehler
Environment and Natural Resources		Assistant U.S. Attorneys
Division		86 Chambers St., 3rd Floor
U.S. Department of Justice		New York, NY 10007

Date:	12/13/10	Date:	12/13/10

/s/ Alan S. Tenenbaum
Alan S. Tenenbaum
National Bankruptcy Coordinator
Patrick Casey
Senior Counsel
Environment and Natural Resources Division
Environmental Enforcement Section
U.S. Department of Justice

Date:	12/14 /10

/s/ Cynthia Giles
Cynthia Giles
Assistant Administrator
Office of Enforcement and Compliance
Assurance
U.S. Environmental Protection Agency

Date:	11/17 /10

FOR MLC, REALM, AND ENCORE:

Date:		/s/ Ted Stenger
Ted Stenger
Executive Vice President
Motors Liquidation Company, as agent for each of the foregoing entities,
500 Renaissance Center, Suite 1400
Detroit, MI 48243
Tel.: (313) 486-4044
Fax: (313) 486-4259
Email: tstenger@alixpartners.com

/s/ Jim M. Redwine
Jim M. Redwine
Vice President of Environmental Affairs
Motors Liquidation Company, as agent for each of the foregoing entities

Date:	12/6/10	/s/ David R. Berz
David R. Berz
Weil, Gotshal & Manges LLP
Attorneys for Debtors and Debtors in Possession
1300 Eye Street, NW, Suite 900
Washington, D.C. 20005
Tel.: (202) 682-7000
Fax: (202) 857-0939
Email: david.berz@weil.com